Exhibit 99.1

SBC Medical Group Holdings Reports Second Quarter 2026 Financial Results

Restructuring Complete, Growth Reaccelerates: Q2 Revenue Up 13%, Net Income Attributable to SBC Medical Up 335%, Adjusted EBITDA1 Up 32% Year-over-Year. AI-Enabled Service Enhancements Drive Successful Fee Increases, Positioning the Business for Accelerated Network Expansion

—(BUSINESS WIRE)—

IRVINE, Calif. -- SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical” or the “Company”), a Medical Services Organization (MSO) providing management support across a wide range of healthcare fields to medical institutions in Japan and abroad, today announced its consolidated financial results for the second quarter of fiscal year 2026 (the three months ended June 30, 2026) and the first half of fiscal year 2026 (the six months ended June 30, 2026).

■ Second Quarter 2026 Financial Highlights

•
Total revenues were $49 million, an increase of 13% year-over-year.
•
Net income attributable to SBC Medical was $11 million, an increase of 335% year-over-year. Net income margin was 22%, an increase of 16 percentage points year-over-year.
•
Adjusted EBITDA1 was $20 million, an increase of 32% year-over-year. Adjusted EBITDA margin1 was 41%, an increase of 6 percentage points year-over-year.
•
Basic EPS was $0.10 for the three months ended June 30, 2026, an increase of 400% year-over-year.

The Company believes the quarter marked a clear reacceleration in its growth, with net income attributable to SBC Medical growth outpacing revenue growth. Earnings growth was supported by the expansion of the points business following a change in the Company’s operating policy and the expansion of service fees in line with enhanced AI-enabled support capabilities.

The business of the medical corporations the Company supports also continued to expand steadily. As of the end of June 2026, the number of locations2 increased by 34 year-over-year to 287, and last-twelve-month number of visits3 reached 6.9 million (up 10% year-over-year). Average spend per visit was $287, up 9% year-over-year.

■ Comment from SBC Medical’s Chairman and CEO Yoshiyuki Aikawa:

“We believe our results this quarter clearly demonstrate that SBC Medical’s growth story has entered a new phase. Having completed the structural reforms we undertook in 2025, we are now running multiple growth engines simultaneously. I am growing increasingly confident that this reacceleration is not a temporary phenomenon but reflects the strengthening of our underlying growth fundamentals.

What gives me the greatest confidence is that the convergence of healthcare and AI is becoming one of SBC Medical’s next sources of competitive advantage. We are leveraging more than 26 years of accumulated management data to support AI development and implementing mechanisms that enhance clinic operations — including AI-powered call centers, AI-driven marketing, and AI-assisted site selection for new clinic openings.

Strengthening our AI-enabled MSO platform simultaneously drives growth across three dimensions: the number of clinic locations, average fee per clinic (AFPC), and service menu breadth. As the platform’s appeal grows, patient visits and treatment volumes at the clinics we support increase, accelerating clinic growth — which in turn leads to expanded service fees commensurate with the value we provide. We believe this virtuous cycle is the driving force behind sustainable growth in consolidated revenue and EPS, as reflected in our most recent reported historical results and in the future.

Specifically, through fee revisions for our call center services provided to five specific affiliated medical corporations, together with separate fee revisions reflecting expanded support for Rize Clinic and Gorilla Clinic, we expect these initiatives, if their impact is realized for a full year, to increase service fees by approximately $15 million annually (converted at ¥158.1/US$). These initiatives are being pursued in a disciplined manner, premised on a win-win relationship between the Company and our affiliated medical corporations.

Looking ahead, we will deepen our multi-brand strategy in aesthetic dermatology domestically, while expanding our non-aesthetic business, which we position as our “second growth engine.” Internationally, we plan to accelerate our global growth through our collaboration with OrangeTwist in the United States and our ASEAN expansion, anchored in Thailand. We are also preparing to enter the Longevity market, which we see as having enormous potential.

With $184 million in cash and cash equivalents on hand, we will continue to pursue disciplined investment toward our next growth phase. By pursuing sustained EPS growth and achieving fair equity valuation for our shares in the capital markets as two wheels of the same cart, we aim to deliver even greater value to all our stakeholders, including our shareholders. We look forward to what lies ahead for SBC Medical.”

■ Summary of Key Financials

	Unit	2Q26	2Q25	YoY	1H26	1H25	YoY
Total revenues	$MM	49	43	+13%	92	91	+2%
Net Income Attributable to SBC Medical	$MM	11	2	+335%	22	24	(8)%
Net Income Margin	%	22	6	+16pt	24	26	(2)pt
Adjusted EBITDA [1]	$MM	20	15	+32%	38	40	(4)%
Adjusted EBITDA Margin [1]	%	41	35	+6pt	42	44	(2)pt
ROE (Annualized) [4]	%	16	4	+12pt	17	22	(5)pt
Basic EPS [5]		$0.10	0.02	+400%	0.21	0.23	(9)%

1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For more information on non-GAAP financial measures, please refer to “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures (unaudited).”

2 Represents the total number of locations across the Company’s support and partnership network, including franchised locations of SBC-branded clinics, Rize Clinic, Gorilla Clinic, AHH Clinic, JUN CLINIC, and OrangeTwist.

3 Patient visits include patients of SBC-branded clinics, Rize Clinic, Gorilla Clinic, AHH Clinic, and JUN CLINIC. The period covered is from July 1, 2025 to June 30, 2026.

4 Return on equity (ROE) is calculated as net income attributable to SBC Medical divided by average shareholders’ equity (beginning and end of period).

5 Basic EPS is calculated as net income attributable to SBC Medical divided by the weighted average number of shares outstanding.

Conference Call

The Company will hold a conference call on Thursday, August 13th, 2026 at 08:30 a.m. Eastern Time (or Thursday, August 13th, 2026 at 09:30 p.m. Japan Time) to discuss the financial results for the second quarter ended June 30, 2026. A question-and-answer session will follow the prepared remarks.

During the live webcast, participants may submit questions in real-time using the Zoom Q&A button.

All attendees, regardless of their current stock ownership status, are welcome to submit questions. Please note that due to time constraints and the nature of the inquiries, we may not be able to address every question during the call.

Please register in advance of the conference using the link provided below:

https://zoom.us/webinar/register/WN_sEGnJWOyQDejlpnuGnxQgA

Upon registration, you will be able to access the dedicated conference call viewing site.

Additionally, the earnings release, accompanying slides, and a separate link to the archived webcast of this conference call will be available on the Company’s Investor Relations website at https://ir.sbc-holdings.com/.

About SBC Medical

SBC Medical is a Medical Services Organization providing management support across a wide range of healthcare fields, including advanced aesthetic healthcare, dermatology, orthopedics, fertility treatment, gynecology, dentistry, alopecia treatment (AGA), and ophthalmology. The Company manages a diverse portfolio of clinic brands and is actively expanding its global presence, particularly in the United States and Asia, through both direct operations and medical tourism initiatives. In September 2024, the Company was listed on Nasdaq, and in June 2025, it was selected for inclusion in the Russell 3000® Index, a broad benchmark of the U.S. equity market. Guided by its Group Purpose “Contributing to the well-being of people around the world through medical innovation,” SBC Medical continues to provide safe, trusted, and high-quality medical services while further strengthening its international reputation for quality and trust in medical care.

Company Name: SBC Medical Group Holdings Incorporated | Listed Market: NASDAQ Global Market | Ticker: SBC | Address: 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618 USA | IR Website: https://ir.sbc-holdings.com/ | LinkedIn: https://www.linkedin.com/company/sbc-medical-group-holdings-inc

Use of Non-GAAP Financial Measures

The Company uses non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, in evaluating its operating results and for financial and operational decision-making purposes. The Company believes that the non-GAAP financial measures help identify underlying trends in its business, provide useful information about the Company’s results of operations, enhance the overall understanding of the Company’s past performance and future prospects, and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s plans and strategies for service expansion; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets,” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$184,311,213	$163,773,838
Accounts receivable	2,488,575	2,388,021
Accounts receivable – related parties	40,748,686	27,511,730
Inventories	2,979,818	2,792,617
Short-term investments – related parties	307,922	319,193
Finance lease receivables, current – related parties	13,725,781	12,832,355
Income tax recoverable	1,033,646	1,175,510
Customer loans receivable, current	4,991,848	8,705,999
Prepaid expenses and other current assets	7,239,514	11,724,852
Other receivables - related parties	1,560,521	—
Total current assets	259,387,524	231,224,115

Non-current assets:
Property and equipment, net	7,414,691	7,539,392
Intangible assets, net	45,686,697	47,742,888
Long-term investments, net	1,287,477	1,299,366
Equity method investments	19,743,990	20,312,642
Goodwill, net	15,179,809	15,432,061
Finance lease receivables, non-current – related parties	11,673,777	13,746,513
Operating lease right-of-use assets	10,147,179	8,366,569
Finance lease right-of-use assets	362,302	450,874
Deferred tax assets	8,103,446	4,014,294
Customer loans receivable, non-current	2,887,006	4,824,977
Long-term prepayments	420,043	393,270
Long-term investments in MCs – related parties	17,207,414	17,837,293
Other assets	7,157,667	7,263,692
Total non-current assets	147,271,498	149,223,831
Total assets	$406,659,022	$380,447,946

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,832,724	$16,988,384
Accounts payable – related parties	931,810	651,463
Bank and other borrowings, current	11,816,235	9,099,046
Advances from customers	980,889	1,415,762
Advances from customers – related parties	3,993,850	5,357,221
Income tax payable	19,313,068	8,821,853
Operating lease liabilities, current	5,404,269	4,416,960
Finance lease liabilities, current	99,627	132,946
Accrued liabilities and other current liabilities	13,087,484	11,544,695
Due to related party	—	2,692,673
Total current liabilities	78,459,956	61,121,003

Non-current liabilities:
Bank and other borrowings, non-current	25,938,581	33,734,438
Deferred tax liabilities	15,777,663	16,374,832
Operating lease liabilities, non-current	4,897,286	4,136,257
Finance lease liabilities, non-current	77,080	116,527
Other liabilities	1,593,314	1,660,183
Total non-current liabilities	48,283,924	56,022,237
Total liabilities	126,743,880	117,143,240

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS — (Continued)

	June 30, 2026	December 31, 2025

Commitments and contingencies (Note 19)

Stockholders’ equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025)	—	—
Common stock ($0.0001 par value, 400,000,000 shares authorized, 103,881,251 shares issued, and 102,576,943 shares outstanding as of June 30, 2026 and December 31, 2025)	10,388	10,388
Additional paid-in capital	75,715,942	72,867,424
Treasury stock (at cost, 1,304,308 shares as of June 30, 2026 and December 31, 2025)	(7,749,997)	(7,749,997)
Retained earnings	262,449,513	240,448,620
Accumulated other comprehensive loss	(66,589,505)	(57,294,239)
Total SBC Medical Group Holdings Incorporated stockholders’ equity	263,836,341	248,282,196
Non-controlling interests	16,078,801	15,022,510
Total stockholders’ equity	279,915,142	263,304,706
Total liabilities and stockholders’ equity	$406,659,022	$380,447,946

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues, net – related parties	$43,732,194	$38,944,898	$81,687,254	$84,202,043
Revenues, net	5,455,874	4,413,949	10,561,376	6,485,505
Total revenues, net	49,188,068	43,358,847	92,248,630	90,687,548
Cost of revenues (including cost of revenues from related parties of $138,593 and $4,669,602 for the three months ended June 30, 2026 and 2025, and $262,982 and $8,126,530 for the six months ended June 30, 2026 and 2025, respectively)	13,210,752	13,348,270	25,924,580	22,943,887
Gross profit	35,977,316	30,010,577	66,324,050	67,743,661

Operating expenses:
Selling, general and administrative expenses (including selling, general and administrative expenses from related parties of $341,510 and $415,767 for the three months ended June 30, 2026 and 2025, and $684,903 and $415,767 for the six months ended June 30, 2026 and 2025, respectively)	17,016,766	15,456,385	29,643,485	28,987,395
Total operating expenses	17,016,766	15,456,385	29,643,485	28,987,395

Income from operations	18,960,550	14,554,192	36,680,565	38,756,266

Other income (expenses):
Interest income	8,520	22,882	129,889	78,215
Interest expense	(128,629)	(49,651)	(243,435)	(55,858)
Foreign currency exchange gain (loss), net	1,032,259	(769,720)	1,893,937	(1,828,246)
Other income	137,056	145,403	628,620	296,731
Other expenses	(455,070)	(362,745)	(678,279)	(1,001,478)
Gain on redemption of life insurance policies	—	—	—	8,746,138
Total other income (expenses)	594,136	(1,013,831)	1,730,732	6,235,502

Income before income taxes and equity in losses of equity method investees	19,554,686	13,540,361	38,411,297	44,991,768
Income tax expense	7,823,743	11,100,509	15,351,334	21,059,966
Equity in losses of equity method investees, net of tax	(568,652)	—	(568,652)	—
Net income	11,162,291	2,439,852	22,491,311	23,931,802
Less: net income (loss) attributable to non-controlling interests	469,469	(18,388)	490,418	(28,884)
Net income attributable to SBC Medical Group Holdings Incorporated	$10,692,822	$2,458,240	$22,000,893	$23,960,686

Other comprehensive income (loss):
Foreign currency translation adjustment	$(5,319,471)	$8,623,269	$(9,569,020)	$18,431,596
Total comprehensive income	5,842,820	11,063,121	12,922,291	42,363,398
Less: comprehensive income attributable to non-controlling interests	198,369	184,411	216,664	147,579
Comprehensive income attributable to SBC Medical Group Holdings Incorporated	$5,644,451	$10,878,710	$12,705,627	$42,215,819

Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	$0.10	$0.02	$0.21	$0.23
Weighted average shares outstanding
Basic and diluted	102,576,943	103,507,249	102,576,943	103,392,580

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,491,311	$23,931,802
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,802,958	1,264,405
Non-cash lease expense	2,861,022	2,185,744
Provision for (reversal of) credit losses	(44,753)	283,752
Equity in losses of equity method investees	568,652	—
Stock-based compensation	7,854	—
Fair value change of long-term investments	(34,905)	384,523
Gain on redemption of life insurance policies	—	(8,746,138)
Loss (gain) on disposal of property and equipment	9,397	(10,804)
Change in fair value of cryptocurrencies	—	(111,632)
Deferred income taxes	(4,545,948)	7,452,983
Changes in operating assets and liabilities:
Accounts receivable	(184,336)	(789,577)
Accounts receivable - related parties	(14,570,601)	(17,039,113)
Inventories	(279,190)	(717,972)
Finance lease receivables - related parties	247,191	(6,482,967)
Customer loans receivable	5,357,608	8,081,703
Other receivables - related parties	(1,602,304)	—
Prepaid expenses and other current assets	4,173,911	(1,349,225)
Long-term prepayments	59,145	211,988
Other assets	(185,014)	85,907
Accounts payable	6,593,276	1,165,217
Accounts payable - related parties	307,962	2,455,865
Notes payables - related parties	—	(5,031,570)
Advances from customers	(395,704)	(369,616)
Advances from customers - related parties	(1,205,634)	(2,363,891)
Income tax payable	11,194,897	(6,030,526)
Operating lease liabilities	(2,876,789)	(2,275,398)
Accrued liabilities and other current liabilities	2,008,843	(2,508,035)
Other liabilities	(17,601)	(88,593)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	31,741,248	(6,411,168)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Six Months Ended June 30,
	2026	2025

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(209,391)	(560,431)
Prepayments for property and equipment	(804,423)	(705,351)
Payments made on behalf of related parties	—	(1,836,541)
Purchase of long-term investments	—	(652,555)
Purchase of cryptocurrencies	—	(424,250)
Long-term loans to others	—	(13,134)
Repayments from related parties	—	70,000
Repayments from others	31,111	56,307
Proceeds from redemption of life insurance policies	—	17,735,717
Deconsolidation of VIE, net of cash disposed of	1,019,909	—
Proceeds from disposal of property and equipment	—	1,728,236
NET CASH PROVIDED BY INVESTING ACTIVITIES	37,206	15,397,998

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	—	15,000
Proceeds from exercise of stock acquisition rights in subsidiary by non-controlling interests	31,866	—
Repayments of bank and other borrowings	(3,740,739)	(74,256)
Repayments of finance lease liabilities	(71,942)	(278,097)
Repayments to related parties	(22,657)	(27,943)
Repurchase of common stock	—	(2,415,262)
Deemed contribution in connection with price modification on disposal of property and equipment	—	9,682,277
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,803,472)	6,901,719

Effect of exchange rate changes	(7,437,607)	11,808,241

NET CHANGE IN CASH AND CASH EQUIVALENTS	20,537,375	27,696,790
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	163,773,838	125,044,092
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$184,311,213	$152,740,882

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$243,435	$55,858
Cash paid for income taxes, net	$8,660,822	$19,637,454

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$703,529	$246,188
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$67,106	$104,437
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$—	$612,466
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$4,844,803	$1,160,680
Payables to related parties in connection with loan services provided	$—	$8,175,342
Issuance of common stock as incentive shares	$—	$86

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Total Revenues, net	$49,188,068	$43,358,847	$92,248,630	$90,687,548
Net income attributable to SBC Medical Group Holdings Incorporated	10,692,822	2,458,240	22,000,893	23,960,686
Adjusted to exclude the following:
Net income (loss) attributable to non-controlling interests	469,469	(18,388)	490,418	(28,884)
Equity in losses of equity method investees, net of tax	568,652	—	568,652	—
Income tax expense	7,823,743	11,100,509	15,351,334	21,059,966
Gain on redemption of life insurance policies	—	—	—	(8,746,138)
Other expenses	455,070	362,745	678,279	1,001,478
Other income	(137,056)	(145,403)	(628,620)	(296,731)
Foreign currency exchange gain (loss), net	(1,032,259)	769,720	(1,893,937)	1,828,246
Interest expense	128,629	49,651	243,435	55,858
Interest income	(8,520)	(22,882)	(129,889)	(78,215)
Depreciation and amortization expense	1,132,524	636,101	1,802,958	1,264,405
Adjusted EBITDA	20,093,074	15,190,293	38,483,523	40,020,671
Net income margin	22%	6%	24%	26%
Adjusted EBITDA margin	41%	35%	42%	44%

Adjusted EBITDA is a non-GAAP financial measure defined as net income attributable to SBC Medical adjusted for net income (loss) attributable to non-controlling interests, equity in losses of equity method investees, net of tax, income tax expense, gain on redemption of life insurance policies, other expenses, other income, foreign currency exchange gain (loss), net, interest expense, interest income, and depreciation and amortization expense.

Net income margin is defined as net income attributable to SBC Medical divided by total revenues, net. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues, net.

Contacts

SBC Medical Group Holdings Incorporated — Hikaru Fukui / Head of IR Department; E-mail: ir@sbc-holdings.com